UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 3, 2011

Media Exchange Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-49388	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30 East 76 th Street, 6 th Floor, New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 249-3050

101 Church Street, Suite 14, Los Gatos, California 95030
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Richard A. Friedman, Esq.
Stephen A. Cohen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

MEDIA EXCHANGE GROUP, INC.

JUNE 3, 2011

Explanatory Note

We are filing this Amendment No.2 to our Current Report on Form 8-K (the “Amendment”) as originally filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2011 (the “Original Filing”) as amended on June 17, 2011 (the “First Amendment”) to amend and restate the filing in its entirety and to (i) correct the description under “Debt Conversions and Settlements” to reflect settlements with former employees for accrued compensation and advances, (ii) correct the amount sold and the number of shares issuable as a result of Intellicell Biosciences, Inc.'s bridge financing (iii) include the management discussion and analysis section with financial information of Intellicell Biosciences, Inc. for the period from inception (August 13, 2010) through December 31, 2010 and for the period from inception (August 13, 2010) through December 31, 2010, (iv) include the audited financial statements of Intellicell Biosciences, Inc. for the period from inception (August 13, 2010) through December 31, 2010 and (v) include the unaudited financial statements of Intellicell Biosciences, Inc. for the three months ended March 31, 2011.

Except as described above, no other information in the Original Filing and the First Amendment has been updated and this Amendment continues to speak as of the date of the Original Filing and the First Amendment.  Other events occurring after the filing of the Original Filing, the First Amendment or other disclosure necessary to  reflect subsequent events will be addressed in other reports filed with or furnished to the SEC subsequent to the date of the filing of the Original Filing and the First Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology.  These statements may be found under "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Business," as well as in this report generally.  In particular, these include statements relating to future actions, prospective product approvals, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate, as a result of inaccurate assumptions we might make or known or unknown risks or uncertainties. Therefore, although we believe that these statements are based upon reasonable assumptions, including projections of operating margins, earnings, cash flows, working capital, capital expenditures and other projections, no forward-looking statement can be guaranteed. Our forward-looking statements are not guarantees of future performance, and actual results or developments may differ materially from the expectations they express.  You should not place undue reliance on these forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of this data.  Forecasts and other forward-looking information obtained from these sources are subject to these qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any predictive statement in this report, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures we make in reports we file with the SEC on Form 10-K, Form 10-Q and Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2011, Media Exchange Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger by and among the Company, Intellicell Acquisition Corp., a New York corporation and a wholly-owned subsidiary of MEG (“Merger Sub”) and IntelliCell Biosciences, Inc., a New York corporation (“IntelliCell”). Thereafter, on June 3, 2011, the parties entered into an Amended and Restated Agreement and Plan of Merger (the Merger Agreement, as amended and restated is hereinafter referred to as the “(the “Merger Agreement”). Pursuant to the Merger Agreement, IntelliCell merged with and into the Merger Sub with IntelliCell continuing as the surviving corporation (the “Merger”). As consideration for the Merger, the holders of the an aggregate of 7,975,768 shares of IntelliCell’s common stock exchanged their shares of common stock for an aggregate of 15,476,978 shares of the Company’s common stock and Steven Victor, the principal shareholder of IntelliCell, exchanged an aggregate of 10,575,482 shares of IntelliCell’s common stock for an aggregate of 20,521 shares of the Company’s series B preferred stock, based upon an effective exchange rate of 1.94 shares of the Company for each share of Intellicell common stock held (the “Transaction”). Each share of series B preferred stock shall be convertible into 1,000 shares of the Company’s common stock. In addition, the holders of the series B preferred stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series B preferred stock is convertible into on the record date of such vote multiplied by (b) ten (10). The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the Merger. The closing of the Merger took place on June 3, 2011 (the “Closing Date”).

In addition to the foregoing, in accordance with the Merger Agreement, all outstanding convertible notes issued by Intellicell (the “IntelliCell Notes”) and warrants issued by Intellicell (the “IntelliCell Warrants”) shall entitle the holder to convert or exercise, as the case may be, into and receive the same number of shares of Company common stock as the holder of such Intellicell Notes and Intellicell Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Intellicell Notes and Intellicell Warrants in full immediately prior to the closing of the Merger. Thus, there are an aggregate of $1,385,000 of Intellicell Notes outstanding which are convertible into an aggregate of 1,573,864 shares of common stock of the Company (at a conversion price of $0.88) and warrants to purchase an aggregate of 3,076,189 shares of common stock of the Company (at an exercise price of $0.88).

Following the Merger, the Company will be changing its name to IntelliCell Biosciences, Inc., and our trading symbol is expected to be changed as well. As a result of the Merger, IntelliCell became our wholly-owned subsidiary, with Intellicell’s former shareholders acquiring a majority of the outstanding shares of our common stock, as well as all of the shares of our series B preferred stock.

A copy of the press release announcing the Merger is attached hereto as Exhibit 99.1

Merger Agreement

Pursuant to the Merger Agreement, at closing, we issued an aggregate of 15,476,978 shares of common stock to the holders of an aggregate of 7,975,768 of IntelliCell’s common stock, and 20,521 shares of the series B preferred stock to Dr. Steven Victor, the principal shareholder of Intellicell, in exchange for an aggregate of 10,575,482 shares of IntelliCell’s common stock, in exchange for 100% of the issued and outstanding shares of Intellicell common stock.  The consideration issued in the Merger was determined as a result of arm’s-length negotiations between the parties.

In addition to the foregoing, in accordance with the Merger Agreement, all outstanding convertible notes issued by Intellicell (the “IntelliCell Notes”) and warrants issued by Intellicell (the “IntelliCell Warrants”) shall entitle the holder to convert or exercise, as the case may be, into and receive the same number of shares of Company common stock as the holder of such Intellicell Notes and Intellicell Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Intellicell Notes and Intellicell Warrants in full immediately prior to the closing of the Merger. Thus, there are an aggregate of $1,385,000 of Intellicell Notes outstanding which are convertible into an aggregate of 1,573,864 shares of common stock of the Company (at a conversion price of $0.88) and warrants to purchase an aggregate of 3,076,189 shares of common stock of the Company (at an exercise price of $0.88).

The shares of our common stock and series B preferred stock issued to former holders of Intellicell’s common stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these securities contain a legend stating the same.

In connection with the Merger, the Company’s former controlling shareholder entered into a return to treasury agreement pursuant to which he agreed to return to the Company for cancellation all of shares of series A preferred stock of the Company that had previously been issued to him (150,000 shares). The Company then cancelled those shares at the closing of the Merger.

Changes Resulting from the Transaction

We intend to carry on Intellicell’s business as our primary line of business.  Intellicell is headquartered in New York, New York, and is focused on the expanding regenerative medical markets using adipose stromal vascular fraction.  We have relocated our principal executive offices to those of IntelliCell at 30 East 76th Street, 6th Floor, New York, New York.  Our telephone number is (212) 249-3050, and our website is located at www.intellicell.com.  The contents of IntelliCell’s website are not part of this report and should not be relied upon with respect thereto.

Expansion of Board of Directors; Management

In connection with the Merger, on June 3, 2011, Joseph R. Cellura resigned as our chief executive officer, president and director and Rachael Baer resigned as general counsel, secretary and treasurer, effective immediately, and we appointed (i) Steven Victor MD as our chief executive officer, president, secretary, treasurer and director and (ii) Leonard Mazur and Stuart Goldfarb as members of our board of directors.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse acquisition,” since the shareholders of IntelliCell own a majority of the outstanding shares of our common stock immediately following the Merger.  IntelliCell is deemed to be the acquirer in the Merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of IntelliCell and will be recorded at the historical cost basis of IntelliCell.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.  Further, as a result of the issuance of the 15,476,978 shares of our common stock and 20,521 shares of series B preferred stock (which are convertible into an aggregate of 20,521,000 shares of common stock) in the Merger, and cancellation of other shares, a change in control of our company occurred on the date of the consummation of the Merger.  We will continue to be a “smaller reporting company,” as defined under the Exchange Act following the Merger.

Debt Conversions and Settlements

Prior to the consummation of the Merger, the Company entered into agreements the holders of an aggregate of $1,619,606 of indebtedness to the Company, comprised of accrued compensation in the amount of $1,201,551, promissory notes in the principal amount of $263,707 plus accrued interest of $9.398 less unamortized debt discounts of $83,264 and accrued expenses totaling $228,414 (the “Series C Debt”), which included $,1,201,551 of accrued compensation, $128,047 of notes payable  held or made by affiliates of the Company, pursuant to which such persons agreed to settle and compromise such Series C Debt in exchange for the issuance of an aggregate of 12,123 shares of series C preferred stock.  Each share of series C preferred stock shall be convertible into 1,000 shares of the Company’s common stock. Certain holders of the Company’s series C preferred stock have contractually agreed to restrict their ability to convert the series C preferred stock such that the number of shares of the Company common stock held by each of holder and its affiliates after such conversion shall not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.
Furthermore, prior to the consummation of the Merger, the Company entered into agreements with the holders of an aggregate of $250,000 of accrued compensation, pursuant to which such persons agreed to forgive all amounts owed to the Company.

In addition, prior to the consummation of the Merger, the Company entered into agreements with the holders of (i) an aggregate of $86,000 of notes and $50,000 in accrued expenses pursuant to which such persons agreed to settle and compromise such debt in exchange for the issuance of an aggregate of 262,500 shares of common stock, and (ii) an aggregate of $375,000 of notes of the Company pursuant to which such person agreed to amend such note to make it convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share). In addition, the Company issued an aggregate of 1,000,000 shares of common stock pursuant to a settlement and compromise with a debt holder of the Company.

Lock-Up Agreements and Other Restrictions

In connection with the Merger, former shareholders who now hold in the aggregate 12,123 shares of our series C preferred stock, entered into lock-up agreements with us. The lock-up agreements provide that their shares may not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred for a period ending on until August 31, 2011. Certain holders of the Company’s series C preferred stock have contractually agreed to restrict their ability to convert the series C preferred stock such that the number of shares of the Company common stock held by each of holder and its affiliates after such conversion shall not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Asset Purchase Agreement with Consorteum Holdings, Inc.

Following completion of the Merger, on June 6, 2011, the Company entered into an asset purchase agreement (the “Consorteum Purchase Agreement”) with Consorteum Holdings, Inc. (“Consorteum”) pursuant to which the Company has agreed to sell, transfer and assign to Consorteum, and Consorteum has agreed to purchase from the Company, all of the Company rights, title and interests to, and agreements relating to, its digital trading card business and platform as well as all other intangible assets of the business in exchange for Consorteum assuming an aggregate principal amount of $1,864,152 of indebtedness of the Company in accordance with the terms of that certain assignment and assumption agreement executed on June 6, 2011. Such rights include, but are not limited to, the Company’s name, phone number and listing, goodwill and other intangible assets (including its rights to any intellectual property or proprietary technology), as well as the company’s rights under certain licensing agreements.

On June 6, 2011, the Company and Consorteum entered into an amendment agreement (the “Amendment Agreement”) to the Consorteum Purchase Agreement pursuant to which the parties agreed, among other things, that the obligations of the Parties to consummate the transactions contemplated by the Purchase Agreement is subject to (i) the approval of the Board of Directors of each of the parties, and (ii) the completion of the assignment of the Assumed Liabilities (including receipt of all the necessary consents of the holders of all outstanding indebtedness of the Buyer).

Assuming that the transactions contemplated by the Consorteum Purchase Agreement and the Amendment Agreement are consummated, the Company’s only remaining outstanding notes consist of an aggregate of $750,000 of notes of the Company, $375,000 of which has been amended and is convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share) and the remaining $375,000 is not convertible.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

On April 27, 2011, the Company entered into an Agreement and Plan of Merger by and among the Company, Merger Sub and IntelliCell. Thereafter, on June 3, 2011, the parties entered into an Amended and Restated Agreement and Plan of Merger (the Merger Agreement, as amended and restated is hereinafter referred to as the “(the “Merger Agreement”). Pursuant to the Merger Agreement, IntelliCell merged with and into the Merger Sub with IntelliCell continuing as the surviving corporation.

Pursuant to the Merger Agreement, at closing, we issued an aggregate of 15,476,978 shares of common stock to the holders of an aggregate of 7,975,768 of IntelliCell’s common stock, and 20,521 shares of the series B preferred stock to Dr. Steven Victor, the principal shareholder of Intellicell, in exchange for an aggregate of 10,575,482 shares of IntelliCell’s common stock, in exchange for 100% of the issued and outstanding shares of Intellicell common stock.  The consideration issued in the Merger was determined as a result of arm’s-length negotiations between the parties.

In addition to the foregoing, in accordance with the Merger Agreement, all outstanding IntelliCell Notes and IntelliCell Warrants shall entitle the holder to convert or exercise, as the case may be, into and receive the same number of shares of Company common stock as the holder of such Intellicell Notes and Intellicell Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Intellicell Notes and Intellicell Warrants in full immediately prior to the closing of the Merger. Thus, there are an aggregate of $1,385,000 of Intellicell Notes outstanding which are convertible into an aggregate of 1,573,864 shares of common stock of the Company (at a conversion price of $0.88) and warrants to purchase an aggregate of 3,076,189 shares of common stock of the Company (at an exercise price of $0.88).

The shares of our common stock and series B preferred stock issued to former holders of Intellicell’s common stock in connection with the Merger were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these securities contain a legend stating the same.

In connection with the Merger, the Company’s former controlling shareholder entered into a return to treasury agreement pursuant to which he agreed to return to the Company for cancellation all of shares of series A preferred stock of the Company that had previously been issued to him (150,000 shares). The Company then cancelled those shares at the closing of the Merger.

Following the Merger, the Company will be changing its name to IntelliCell Biosciences, Inc., and our trading symbol is expected to be changed as well. As a result of the Merger, IntelliCell became our wholly-owned subsidiary, with Intellicell’s former shareholders acquiring a majority of the outstanding shares of our common stock, as well as all of the shares of our series B preferred stock.

Description of Business of IntelliCell

Overview

Regenerative Medicine is a rapidly expanding set of innovative medical technologies that restore function by enabling the body to repair, replace, and regenerate damaged, aging or diseased cells, tissues and organs.

IntelliCell uses a proprietary system developed by its founder, Dr. Steven Victor, that provides it with the ability to extract, separate and process the stromal vascular fraction (SVF) containing stem cells from adipose (fat) tissue in about one hour. This system includes an ultrasonic cavitation (for which a provisional patent filed has been filed by the Company’s founder, Dr. Steven Victor) and a flow cytometer that will allow for immediate verification of the quantity and viability of processed stem cells prior to the possible reintroduction back to the patient.

Intellicell believes that the adipose stromal vascular fraction derived from the application of its proprietary system yields a functionally diverse population of cells that are synergistic and able to communicate with other cells in their local environment. IntelliCell further believes that the mechanism of action of the stromal vascular fraction, which it has branded “IntelliCells™” is more than regenerative. The mixture of cells have multiple functions and are highly integrated and IntelliCell believes more potent then the adipose stem cells themselves.

IntelliCell further believes that the IntelliCells™, when returned to a patient’s own body (autologous treatment), by way of same-day clinical procedure, have little or no risk of disease transfer, rejection or allergic reaction. IntelliCell also believe that IntelliCells™ have the potential to treat not only aesthetic conditions, but also a wide variety of clinical conditions involving orthopedic, gastrointestinal, periodontal, and autistic disorders.

Strategy

IntelliCell intends to initially focus on setting up tissue processing centers throughout the United States with managing partners. The centers will receive and employ the IntelliCell™ process to the adipose stromal vascular fraction harvested by physicians in their own offices, and then return the IntelliCells™ to the physicians the same day labeled “autologous homologous.” The clinical use of these cells is not specified in labeling or promotion, but is left to the physicians in the exercise of their medical judgment. IntelliCell’s second phase of its business is to establish “Centers of Excellence,” which are intended to be upscale centers for administration of these therapies. These centers are anticipated to be set up in conjunction with physicians under an arrangement whereby the physician owns the professional corporation and IntelliCell is the exclusive managing agent for the professional corporation and pays all bills including salaries of physicians.  After all expenses are paid, IntelliCell is paid the profit as a management fee.  This arrangement is call a Friendly PC Model.. By doing this, the Company goal is to have multiple sources of revenue/business lines ---processing and management. Finally, IntelliCell is plans to collaborate with international partners to achieve optimal market entry opportunities and revenues.

IntelliCell has already established processing centers in New York City, Philadelphia, Dallas/Ft. Worth,  and New Orleans, and has entered into a licensing agreement for a center in Palm Beach. In the future, the Company intends pursue expansion to secondary markets and beyond the U.S. through a combination of Company owned and licensed clinical facilities.

Research and Development

IntelliCell has had preliminary discussions with several researchers and Universities regarding  the establishment of clinical studies at major medical centers throughout the United States for the purpose of exploring therapeutic use of IntelliCells. In the world literature IntelliCells have been used for aesthetic therapies (involving intradermal injections of “IntelliCells™” for the treatment of wrinkles, skin tightening, acne scars, burns, scars), as well as in orthopedic (involving intradermal injections of “IntelliCells™” for the treatment of arthritis in knees, elbows and hands, as well as knee injections for cartilage repair) and rejuvenation therapies (involving intradermal injections of “IntelliCells™” for the treatment of hair growth and gum recession, and IV drip for general rejuvenation and osteoarthritis).

Competition

IntelliCell will compete with many pharmaceutical, biotechnology, medical device and bio tools companies, as well as other private and public stem cell companies involved in the development and commercialization of cell-based medical technologies and therapies. Regenerative medicine is a rapidly evolving industry, primarily through the development of cell-based therapies or devices designed to isolate cells from human tissues. Most efforts involve cell sources, such as bone marrow, embryonic and fetal tissue, umbilical cord and peripheral blood and skeletal muscle.  Companies working in the area of regenerative medicine include, among others, Cytori Therapeutics, Stem Cell Assurance, Inc., Osiris, Aastrom Biosciences, Aldagen, BioTime, Baxter International, Celgene, Geron, Harvest Technologies, Mesoblast, Regenexx, NeoStem, X-Cell Center, Stem Cells, Athersys, and Tissue Genesis.  Companies working in the area of biological tools include, among others, Life Technologies, Asterand, Pacific Biosciences of California, and AllCells.  Many of IntelliCell's competitors and potential competitors have substantially greater financial, technological, research and development, marketing and personnel resources than we do.  IntelliCell cannot with any accuracy forecast when or if these companies are likely to bring cell therapies to market for procedures that IntelliCell is also pursuing.

Employees

IntelliCell currently employs 3 persons, and it is currently working with approximately 200 independent sales representatives who recruit physicians interested in pursuing stem cell related therapies and utilizing the services offered by the Company’s processing centers.

Intellectual Property

Intellicell’s’s founder Dr. Steven Victor has agreed to assign to IntelliCell, all of his right, title and interest in and to two provisional patents filed by him that IntelliCell intends to utilize in furtherance of its business.  The application numbers and titles for these patents are:

●	61/427,221; UltraSonic Cavitation of Adipose Tissue to produce stromal vascular fraction; and

●	61/384,183; Stromal Vascular Fraction (SVF) or adipose derived regenerative cells (ADRC) used for intradermal injections for wrinkles, skin tightening, hair growth and mucous gum regeneration

Government Regulation

The health care industry is highly regulated in the United States. The federal government, through various departments and agencies, and state and local governments regulate and monitor the health care industry. The following is a general overview of the laws and regulations pertaining to our business.

Human cells, tissues, and cellular and tissue-based products (“HCT/Ps”) Regulation

The U.S. Food and Drug Administration (the “FDA”) regulates the manufacture of human cells, tissues, and cellular and tissue-based products (“HCT/Ps”) under the authority of Section 361 of the Public Health Safety Act (“PHS Act”) and exercises this authority pursuant to the regulations governing HCT/Ps in Part 1271 in Title 21 of the Code of Federal Regulations.

The FDA regulatory requirements for HCT/Ps, such as IntelliCells, are complex and evolving. The FDA sets forth criteria for determining whether an HCT/P can be regulated solely under Section 361 of the PHS Act, i.e. , as a “361 HCT/P.” A 361 HCT/P is regulated solely as an HCT/P, without additional regulation as a medical device, drug, or biologic.

Under the FDA regulations, an HCT/P qualifies as a 361 HCT/P if it meets all of the following criteria:  (i) it is minimally manipulated; (ii) it is intended for homologous use only, as reflected by labeling, advertising, or other indications of the manufacturer’s objective intent; (iii) it is not combined with a device, drug or biologic (with limited exceptions); and (iv) either (a) it does not have a systemic effect and is not dependent upon metabolic activity for its primary function (with certain exceptions) or (b) it does have a systemic effect or is dependent upon metabolic activity for its primary function and is intended for certain uses, including autologous use. Such 361 HCT/Ps may be commercially distributed without the FDA’s premarket clearance or approval.  The FDA permits manufacturers to proceed to market based upon a self-determination that a product qualifies as a 361 HCT/P. The FDA reserves the right to disagree, and also has voluntary procedures for obtaining an advance agency determination. We believe the autologous stem cells that are derived from the IntelliCells process meet the FDA’s requirements to be regulated solely as 361 HCT/Ps, and have proceeded to market on that basis.

The regulatory requirements of 21 C.F.R. Part 1271 applicable to HCT/Ps include the following:

●	registration and listing of HCT/Ps with the FDA;
●
current good tissue practices, specifically including requirements for the facilities, environmental controls, equipment, supplies and reagents, recovery of HCT/Ps from the patient, processing, storage, labeling and document controls, and distribution and shipment of the HCT/Ps to the laboratory, storage, or other facility;

●	tracking and traceability of HCT/Ps and equipment, supplies, and reagents used in the manufacture of HCT/Ps;
●	adverse event reporting;
●	FDA inspection;
●	importation of HCT/Ps; and
●	abiding by any FDA order of retention, recall, destruction, and cessation of manufacturing of HCT/Ps.

Intellicell believes the donor screening requirements in Part 1271 do not apply because our product is made from autologous tissue.

Possible Additional FDA Device, Drug, or Biologic Regulatory Requirements

If the FDA were to disagree with our conclusion that IntelliCells qualify as a 361 HCT/P, then IntelliCells could be subject to additional FDA regulatory requirements applicable to medical devices or drugs under the Federal Food, Drug, and Cosmetic Act (“FDC Act”) or biological products under Section 351 of the PHS Act and implementing regulations, depending upon which of these categories FDA concluded applies to IntelliCells.

Medical Device Regulation

The FDA regulates the design/development process, clinical testing, manufacture, safety, labeling, sale, distribution, and promotion of medical devices under the FDC Act. Included among these regulations are premarket clearance and premarket approval requirements, and the Quality System Regulation (which imposes Good Manufacturing Practice requirements). Other statutory and regulatory requirements govern, among other things, registration and inspection, medical device listing, prohibitions against misbranding and adulteration, labeling, and post-market reporting.

The regulatory clearance/approval process can be lengthy, expensive, and uncertain. Unless an exemption applies, any medical device that we would bring to market must first receive either premarket notification clearance (by making a 510(k) submission) or premarket approval (by filing a premarket approval application (“PMA”)) from the FDA pursuant to the FDC Act. In addition, certain modifications made to marketed devices also may require 510(k) clearance or approval of a PMA supplement. The FDA’s 510(k) clearance process usually takes from four to twelve months, but it may take longer. The process of obtaining PMA approval is much more costly and uncertain and may take one or more years from the time the process is initiated. IntelliCell cannot be sure that 510(k) clearance or PMA approval will be obtained for any product that we propose to market.

A clinical study in support of a PMA application or 510(k) submission for a “significant risk” device requires an Investigational Device Exemption (“IDE”) application approved in advance by the FDA for a limited number of patients. The IDE application must be supported by appropriate data, such as animal and laboratory testing results. If the device presents a “non-significant risk” to the patient, a sponsor may begin the clinical study without the need for FDA approval. In all cases, the clinical study must be conducted under the auspices of an Institutional Review Board (“IRB”) pursuant to the FDA’s regulatory requirements intended for the protection of subjects and to assure the integrity and validity of the data.

Medical devices are subject to post-market reporting requirements when the device may have caused or contributed to the death or serious injury, and for certain device malfunctions that would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. If safety or effectiveness problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. The FDA actively enforces regulations prohibiting marketing and promotion of devices for indications or uses that have not been cleared or approved by the FDA. Modifications or enhancements of products that could affect the safety or effectiveness or effect a major change in the intended use of a device that was either cleared through the 510(k) process or approved through the PMA process may require further FDA review through new 510(k) or PMA submissions.

Failure to comply with applicable requirements can result in application integrity proceedings, fines, recalls or seizures of products, injunctions, civil penalties, total or partial suspensions of production, withdrawals of existing product approvals or clearances, refusals to approve or clear new applications or notifications, and criminal prosecution.

Drug and Biological Product Regulation

To obtain approval of a drug or biological product from the FDA, a company must, among other requirements, submit data supporting safety and efficacy as well as detailed information on the manufacture and composition of the product. In most cases, this entails extensive laboratory tests and preclinical and clinical trials.  The collection of these data, as well as the preparation of applications for review by the FDA, are costly in time and effort, and may require significant capital investment.

A company typically conducts human clinical trials in three sequential phases, but the phases may overlap. Phase 1 trials consist of testing of the product in a small number of patients or healthy volunteers, primarily for safety at one or more doses. Phase 2 trials, in addition to safety, evaluate the efficacy of the product in a patient population somewhat larger than Phase 1 trials. Phase 3 trials typically involve additional testing for safety and clinical efficacy in an expanded population at geographically dispersed test sites. A company must submit to the FDA a protocol, which must also be approved by the IRBs at the institutions participating in the trials, prior to commencement of each clinical trial. The trials must be conducted in accordance with the FDA’s good clinical practices. The FDA may order the temporary or permanent discontinuation of a clinical trial at any time.

To obtain marketing authorization, a company must submit to the FDA the results of the preclinical and clinical testing, together with, and among other things, detailed information on the manufacture and composition of the product, in the form of a new drug application (“NDA”), or, in the case of a biologic, a biologics license application (“BLA”). Under federal law, the submission of most NDAs and BLAs is subject to a substantial application user fee, currently exceeding $1.5 million, and the manufacturer and/or sponsor under an approved NDA or BLA are also subject to annual product and establishment user fees, currently exceeding $86,000 per product and $497,000 per establishment. These fees are typically increased annually. We cannot be sure that NDA or BLA approval would be obtained for any product that we propose to market.

All approved drug and biological products are subject to continuing regulation by the FDA, including record-keeping requirements, reporting of adverse experiences with the product, sampling and distribution requirements, notifying the FDA and gaining its approval of certain manufacturing or labeling changes, complying with certain electronic records and signature requirements, submitting periodic reports to the FDA, maintaining and providing updated safety and efficacy information to the FDA, and complying with FDA promotion and advertising requirements. Failure to comply with the statutory and regulatory requirements can subject a manufacturer to possible legal or regulatory action, such as warning letters, suspension of manufacturing, seizure of product, injunctive action, criminal prosecution, or civil penalties.

The FDA may require post-marketing studies or clinical trials to develop additional information regarding the safety of a product. These studies or trials may involve continued testing of a product and development of data, including clinical data, about the product’s effects in various populations and any side effects associated with long-term use. The FDA may require post-marketing studies or trials to investigate known serious risks or signals of serious risks or identify unexpected serious risks and may require periodic status reports if new safety information develops. Failure to conduct these studies in a timely manner may result in substantial civil fines.

Drug and biological product manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and to list their products with the FDA. The FDA periodically inspects manufacturing facilities in the United States and abroad in order to assure compliance with the applicable current good manufacturing practices (“cGMP”) regulations and other requirements. Facilities also are subject to inspections by other federal, foreign, state, or local agencies. In complying with the cGMP regulations, manufacturers must continue to expend time, money and effort in record-keeping and quality control to assure that the product meets applicable specifications and other post-marketing requirements. We must ensure that any third-party manufacturers continue to expend time, money and effort in the areas of production, quality control, record keeping and reporting to ensure full compliance with those requirements.  Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing or recall or seizure of product.

Newly discovered or developed safety or efficacy data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, additional preclinical or clinical studies, or even in some instances, revocation or withdrawal of the approval. Violations of regulatory requirements at any stage, including after approval, may result in various adverse consequences, including the FDA’s withdrawal of an approved product from the market, other voluntary or FDA-initiated action that could delay or restrict further marketing, and the imposition of civil fines and criminal penalties against the manufacturer and NDA or BLA holder. Later discovery of previously unknown problems may result in restrictions on the product, manufacturer or NDA or BLA holder, including withdrawal of the product from the market. New government requirements may be established that could delay or prevent regulatory approval, or affect the conditions under which approved products are marketed.

State and Local Government Regulation

Some states and local governments regulate human tissue banking facilities and require these facilities to obtain specific licenses. IntelliCell's processing centers may be required to comply with such state laws, including becoming licensed as a tissue bank and being subject to inspection. Some states, such as New York, California and Maryland, may require licensure of out-of-state facilities that process tissue of residents of those states. Intellicell must obtain the applicable state licensures for it's processing centers and comply with the current and any new licensing laws that become applicable in the future.

Health Insurance Portability and Accountability Act—Protection of Patient Health Information

The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) included the Administrative Simplification provisions that require the Secretary of the Department of Health and Human Services (“HHS”) to publicize standards for the electronic exchange, privacy, and security of health information. HHS published the Standards for Privacy of Individually Identifiable Health Information (“Privacy Rule”) and the Security Standards for the Protection of Electronic Protected Health Information (“Security Rule”) to protect the privacy and security of certain health information. The Privacy Rule addresses the use and disclosure of an individual’s protected health information by covered entities and applies to health plans, health care clearinghouses, and any health care provider who transmits health information in electronic format. In addition to these entities, the Privacy Rule also applies to business associates and requires certain requirements to be placed in contracts between business associates and covered entities.

The Security Rule establishes a national security standard for protecting certain health information that is held or transferred in electronic form. The Security Rule implements the protections in the Privacy Rule by addressing the technical and non-technical safeguards that covered entities must put in place to secure individuals’ electronic protected health information.

Companies failing to comply with the HIPAA standards may be subject to civil money penalties or criminal prosecution. To the extent that IntelliCell's business requires compliance with HIPAA, it intends to fully comply with all requirements.

Other Applicable U.S. Laws

In addition to the above-described regulation by United States federal and state government, the following are other federal and state laws and regulations that could directly or indirectly affect our ability to operate the business:

●	state and local licensure, registration, and regulation of the development of pharmaceuticals and biologics;
●	state and local licensure of medical professionals;
●	state statutes and regulations related to the corporate practice of medicine;
●	other laws and regulations administered by the U.S. Food and Drug Administration;
●	other laws and regulations administered by the U. S. Department of Health and Human Services;
●	state and local laws and regulations governing human subject research and clinical trials;
●	the federal physician self-referral prohibition, also known as Stark Law, and any state equivalents to Stark Law;
●	the Medicare and Medicaid Anti-Kickback Law and any state equivalent statutes and regulations;
●	Federal and state coverage and reimbursement laws and regulations;
●	state and local laws and regulations for the disposal and handling of medical waste and biohazardous material; and
●	Occupational Safety and Health (“OSHA”) regulations and requirements.

Properties

Intellicell’s corporate offices and laboratory are located at 30 East 76th Street, New York, New York 10021.  Intellicell is provided office facilities and related services by a company owned by Steven Victor, the Company’s chief executive officer, for which Intellicell pays $10,000 per month. Intellicell is provided office facilities and related services by a company owned by Steven Victor, the Company’s chief executive officer, for which Intellicell pays $10,000 per month. Intellicell has accrued such rent expense since inception.

On June 1, 2011, a company owned by Steven Victor, the Company’s chief executive officer, entered into a 13 year lease for new office space located at 460 Park Avenue, New York, New York 10022 for which Intellicell unconditionally guaranteed any and all obligations owed under the lease to the landlord. In connection with the execution of the lease, Intellicell established a restricted cash account in the amount of approximately $650,000 to secure a line of credit to be used as a security deposit under the lease. Once the build out of the office space is complete, Intellicell will pay $25,000 per month to sublease office space from the company owned by Dr. Victor.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Current Report on Form 8-K/A. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

We are a development-stage company with a limited operating history, no marketed tests and substantial losses predicted for the foreseeable future.

Intellicell was incorporated in August 2010. As such, we have a limited operating history and have not earned any profits to date.  To date, we have not achieved, and we may never achieve, revenues sufficient to offset expenses. We expect to devote substantially all of our resources to develop and commercialize our regenerative medical products.

Because of the numerous risks and uncertainties associated with developing and commercializing our regenerative medical products, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our shares of common stock. An investor in our common shares must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of tests in the medical diagnostic industry. We may never successfully commercialize our regenerative medical products, and our business may fail.

Our regenerative medical products may not gain acceptance among physicians, healthcare professionals and third-party payors, which could have a material impact on our future business, financial condition and operations.

Our success will depend upon our regenerative medical products being accepted in the market. The degree of market acceptance of our tests by physicians, healthcare professionals and third-party payors will depend on a number of factors, including:

●	our ability to provide acceptable evidence of clinical utility;
●	successful integration into clinical practice;
●	availability and advantages of alternative tests;
●	effectiveness of our sales and marketing efforts and strategies;
●	pricing and positive health economics; and
●	our ability to obtain sufficient insurance coverage or reimbursement.

If any tests that we commercialize fail to gain market acceptance, our ability to generate revenue would be impaired, which could have a material impact on our business, financial condition and operations.

Additional financing is necessary for the implantation of our growth strategy.

We may require additional debt and/or equity financing to pursue our growth strategy. Given our limited operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing. Lack of additional funding could force us to curtail substantially our growth plans or cease of operations. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.  Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we are unable to adequately acquire and protect or enforce our intellectual property, our competitive position could be impaired.

Our commercial success depends in part on our ability to obtain patents or rights to patents and maintain their validity, protect our trade secrets and effectively enforce our proprietary rights or patents against infringers. Although we have filed, or have licenses to, patent applications in respect of the technology underlying our regenerative medicine products, there are no guarantees that such patent applications will result in issued patents, that any patents that might issue will protect our technology or that we will develop other patentable tests in the future. Moreover, there can be no assurance that a patent granted to us or in respect of which we hold a license will make the related test more competitive, that third parties will not contest the protection granted by the patent, or that the patents of third parties will not be detrimental to our commercial activities. Our failure or inability to protect our trade secrets and proprietary know-how could impair our competitive position. There is no guarantee that other companies will not independently develop tests similar to our regenerative products or any future tests that we develop, that they will not imitate our tests or that our competitors will not produce tests designed to circumvent our proprietary rights.

Potential claims alleging infringement of third party’s intellectual property by us could harm our ability to compete and result in significant expense to us and loss of significant rights.

From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays, disrupt our relationships with our customers or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Royalty or licensing agreements, if required, may not be available on terms acceptable to us. If a claim against us is successful and we cannot obtain a license to the relevant technology on acceptable terms, license a substitute technology or redesign our products to avoid infringement, our business, financial condition and results of operations would be materially adversely affected.

If the FDA imposes device, drug, or biologic regulation on IntelliCells, we may not be able to obtain the necessary clearance or approval to market IntelliCells in a timely manner or at all. Even if we do obtain approval, the cost and delay could materially adversely affect our financial condition, results of operations and cash flows.

The FDA allows 361 HCT/Ps to proceed to market without prior clearance or approval. We believe IntelliCells qualify as 361 HCT/Ps, and have not invoked FDA’s voluntary procedures for seeking a ruling. We cannot assure you that the FDA would agree with our determination. For example, a 361 HCT/P must be “minimally manipulated.” We believe that our use of ultrasound cavitation to create IntelliCells qualifies as minimal manipulation. However, to our knowledge, the FDA has not publicly addressed this issue, and could disagree. If the FDA were to decide that ultrasound cavitation is more than minimal manipulation, then IntelliCells would no longer qualify as a 361 HCT/P.

If the FDA were to disagree with our determination, or were to prospectively alter the requirements for HCT/P eligibility, the agency could require us to stop marketing IntelliCells until we met burdensome and lengthy medical device, drug, or biologic premarket clearance or approval requirements, which could include a requirement to gather extensive supporting clinical data. We do not know if clearance or approval of our IntelliCells could be obtained in a timely fashion, or at all. Even if such clearance or approval could be obtained, IntelliCells would be subject to more stringent level of post-market regulation as well. If any of these events were to occur, our financial condition and results of operations and cash flows could be materially and adversely affected.

We operate in a highly-regulated environment and may be unable to comply with applicable federal regulations, registrations and approvals. Failure to comply with applicable licensure, registration, and approval standards may result in a loss of licensure, registration, and approval or other government enforcement actions.

The FDA imposes substantial regulatory requirements upon facilities that are engaged in the recovery, processing, storage, labeling, packaging, or distribution of HCT/Ps.

Our processing centers will likely be required to comply with the HCT/P regulations and applicable state tissue bank regulation. In addition, any third party retained by us that engages in the manufacture of an HCT/P on our behalf must also comply with the HCT/P regulations. If we or our third-party contractors fail to register, update registration information, or comply with any HCT/P regulation, we could be subject to civil and criminal fines and penalties and/or injunction, which could adversely affect our business. Furthermore, adverse events in the field of stem cell therapy may result in greater governmental regulation, which could create increased expenses, potential delays, or otherwise affect our business.

State and local governments impose additional licensing and other requirements upon clinical laboratories and facilities that store, handle, and process human tissue. We may not be able to obtain the necessary licensure required to conduct business in any state in a timely manner, or at all, and the cost of compliance could adversely affect our ability to operate our business profitably.

In the United States, we are obligated to comply with HIPAA and state privacy and security standards. As HIPAA is amended and changed, we will incur additional compliance burdens. We may be required to spend substantial time and money to ensure compliance with ever-changing federal and state standards as electronic and other means of transmitting protected health information evolve. Failure to comply with HIPAA standards may subject us to civil money penalties or criminal prosecution. To the extent that our business requires compliance with HIPAA, we intend to fully comply with all requirements.

We face competition in our markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than we have.

Our services face competition from services which may be used as an alternative or substitute therefore. In addition we compete with several large companies in the healthcare industry. To the extent these companies, or new entrants into the market, offer comparable services at lower prices, our business could be adversely affected. Our competitors can be expected to continue to improve the design and performance of their products and services and to introduce new products and services with competitive performance characteristics. There can be no assurance that we will have sufficient resources to maintain our current competitive position. See “Description of Business - Competition.”

The current U.S. and global economic conditions could materially adversely affect our results of operations and business condition.

Our operations and performance depend significantly on economic conditions. Over the past three years, the U. S. economy has experienced a prolonged economic downturn. While economic conditions have recently improved, there is continued uncertainty regarding the timing or strength of any economic recovery. If the current economic situation remains weak or deteriorates further, our business could be negatively impacted by reduced demand for our services or third-party disruptions resulting from higher levels of unemployment, government budget deficits and other adverse economic conditions. Any of these risks, among other economic factors, could have a material adverse effect on our financial condition and operating results, and the risks could become more pronounced if the problems in the U.S. and global economies become worse.

We are heavily dependent on our senior management, and a loss of a member of our senior management team or our failure to attract, assimilate and retain other highly qualified personnel in the future, could harm our business.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including Steven Victor, our Chief Executive Officer and President, If we were to lose Mr. Victor, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

In addition, to execute our growth plan, we must attract and retain highly qualified personnel. Competition for these employees is intense, and we may not be successful in attracting and retaining qualified personnel. We could also experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel, or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

Steven Victor, our chief executive officer and president, is a practicing cosmetic dermatologist and his duties as a doctor may limit the time he may be able to spend developing Intellicell’s products.

Dr. Steven Victor, our chief executive officer and president, is a practicing cosmetic dermatologist in New York City.  Currently, Dr. Victor does not believe his duties as a practicing physician will limit his ability to function as our sole officer or develop Intellicell’s products.  However, to the extent Dr. Victor’s duties as a practicing physician requires him to limit his commitment to the Company, it could impact Intellicell’s ability develop its products which could have an adverse effect on Intellicell’s results of operations.

We are controlled by our current officer, directors and principal shareholders .

Our directors, executive officers and principal (10%) stockholders and their affiliates beneficially own approximately 75% of the outstanding shares of Common Stock. Accordingly, our executive officers, directors, principal stockholders and certain of their affiliates will have substantial influence on the ability to control the election of our Board of Directors of the Company and the outcome of issues submitted to our stockholders.

Our business may be affected by factors outside of our control.

Our ability to increase sales, and to profitably distribute and sell our products and services, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products and services in order to remain competitive and risks associated with changing economic conditions and government regulation.

Our Common Stock Trades In A Limited Public Market, The Pink Sheets; Accordingly, Investors Face Possible Volatility Of Share Price.

Our common stock is currently quoted on the Pink Sheets under the ticker symbol SVFC.PK. As of June 8, 2011, there were approximately 17,410,830 shares of Common Stock outstanding.

There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory actions, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

Our Common Stock Will Be Subject To The "Penny Stock" Rules Of The SEC.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Management’s Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, our financial statements (and notes related thereto) and other more detailed financial information appearing elsewhere in this Current Report on Form 8-K. Consequently , y ou should read the following discussion and analysis of our financial condition and results of operations together with such financial statements and other financial data included elsewhere in this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Intellicell Biosciences, Inc., a New York corporation (“Intellicell”), was formed on August 13, 2010 under the name “Regen Biosciences, Inc.” as a pioneering regenerative medicine company to develop and commercialize regenerative medical technologies in large markets with unmet clinical needs.  On February 17, 2011 the company changed its name from “Regen Biosciences, Inc.” to “IntelliCell BioSciences Inc”.  To date, IntelliCell has developed proprietary technologies that allow for the efficient and reproducible separation of stromal vascular fraction (branded “IntelliCell™”) containing adipose stem cells that can be performed in tissue processing centers and in doctors’ offices.

In conjunction with the formation of IntelliCell, a shareholder contributed, as part of his initial capital contribution, one hundred percent (100%) of the outstanding stock of Tech Stem Inc., a New York corporation (“Tech Stem”) originally formed on May 24, 2010.  Tech Stem’s business is the sourcing, sales and distribution of laboratory equipment and supplies utilized in tissue processing related to IntelliCell’s technologies.

Recent Events

Merger of Intellicell Biosciences, Inc.

On April 27, 2011, the Company entered into an Agreement and Plan of Merger by and among the Company, Merger Sub and IntelliCell. Thereafter, on June 3, 2011, the parties entered into the Merger Agreement. Pursuant to the Merger Agreement, IntelliCell merged with and into the Merger Sub with IntelliCell continuing as the surviving corporation (the “Merger”). As consideration for the Merger, the holders of the an aggregate of 7,975,768 shares of IntelliCell’s common stock exchanged their shares of common stock for an aggregate of 15,476,978 shares of the Company’s common stock and Steven Victor, the principal shareholder of IntelliCell, exchanged an aggregate of 10,575,482 shares of IntelliCell’s common stock for an aggregate of 20,521 shares of the Company’s series B preferred stock, based upon an effective exchange rate of 1.926 shares of the Company for each share of Intellicell common stock held. Each share of series B preferred stock shall be convertible into 1,000 shares of the Company’s common stock. In addition, the holders of the series B preferred stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series B preferred stock is convertible into on the record date of such vote multiplied by (b) ten (10). The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the Merger. The closing of the Merger took place on June 3, 2011 (the “Closing Date”).

In addition to the foregoing, in accordance with the Merger Agreement, the IntelliCell Notes and IntelliCell Warrants shall entitle the holder to convert or exercise, as the case may be, into and receive the same number of shares of Company common stock as the holder of such Intellicell Notes and Intellicell Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Intellicell Notes and Intellicell Warrants in full immediately prior to the closing of the Merger. Thus, there are an aggregate of $1,385,000 of Intellicell Notes outstanding which are convertible into an aggregate of 1,573,864 shares of common stock of the Company (at a conversion price of $0.88) and warrants to purchase an aggregate of 3,076,189 shares of common stock of the Company (at an exercise price of $0.88).

Following the Merger, the Company will be changing its name to IntelliCell Biosciences, Inc., and our trading symbol is expected to be changed as well.

In connection with the Merger, the Company’s former controlling shareholder entered into a return to treasury agreement pursuant to which he agreed to return to the Company for cancellation all of shares of series A preferred stock of the Company that had previously been issued to him (150,000 shares). The Company then cancelled those shares at the closing of the Merger.

Debt Conversions

Prior to the consummation of the Merger, the Company entered into agreements the holders of an aggregate of $1,619,606 of indebtedness to the Company, comprised of accrued compensation in the amount of $1,201,551, promissory notes in the principal amount of $263,707 plus accrued interest of $9.398 less unamortized debt discounts of $83,264 and accrued expenses totaling $228,414 (the “Series C Debt”), which included $,1,201,551 of accrued compensation, $128,047 of notes payable  held or made by affiliates of the Company, pursuant to which such persons agreed to settle and compromise such Series C Debt in exchange for the issuance of an aggregate of 12,123 shares of series C preferred stock.  Each share of series C preferred stock shall be convertible into 1,000 shares of the Company’s common stock. Certain holders of the Company’s series C preferred stock have contractually agreed to restrict their ability to convert the series C preferred stock such that the number of shares of the Company common stock held by each of holder and its affiliates after such conversion shall not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Furthermore, prior to the consummation of the Merger, the Company entered into agreements with the holders of an aggregate of $250,000 of accrued compensation, pursuant to which such persons agreed to forgive all amounts owed to the Company.

In addition, prior to the consummation of the Merger, the Company entered into agreements with the holders of (i) an aggregate of $86,000 of notes and $50,000 in accrued expenses pursuant to which such persons agreed to settle and compromise such debt in exchange for the issuance of an aggregate of 262,500 shares of common stock, and (ii) an aggregate of $375,000 of notes of the Company pursuant to which such person agreed to amend such note to make it convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share). In addition, the Company issued an aggregate of 1,000,000 shares of common stock pursuant to a settlement and compromise with a debt holder of the Company.

Asset Purchase Agreement with Consorteum Holdings, Inc.

Following completion of the Merger, on June 6, 2011, the Company entered into the Consorteum Purchase Agreement pursuant to which the Company has agreed to sell, transfer and assign to Consorteum, and Consorteum has agreed to purchase from the Company, all of the Company rights, title and interests to, and agreements relating to, its digital trading card business and platform as well as all other intangible assets of the business in exchange for Consorteum assuming an aggregate principal amount of $1,864,152 of indebtedness of the Company in accordance with the terms of that certain assignment and assumption agreement executed on June 6, 2011. Such rights include, but are not limited to, the Company’s name, phone number and listing, goodwill and other intangible assets (including its rights to any intellectual property or proprietary technology), as well as the company’s rights under certain licensing agreements.

On June 6, 2011, the Company and Consorteum entered into an amendment agreement (the “Amendment Agreement”) to the Consorteum Purchase Agreement pursuant to which the parties agreed, among other things, that the obligations of the Parties to consummate the transactions contemplated by the Purchase Agreement is subject to (i) the approval of the Board of Directors of each of the parties, and (ii) the completion of the assignment of the Assumed Liabilities (including receipt of all the necessary consents of the holders of all outstanding indebtedness of the Buyer).

Assuming that the transactions contemplated by the Consorteum Purchase Agreement and the Amendment Agreement and consummated, the Company’s only remaining outstanding notes consist of an aggregate of $750,000 of notes of the Company, $375,000 of which has been amended and is convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share) and the remaining $375,000 is not convertible.

Results of Operation

Period from Inception (August 13, 2010) through March 31, 2011

Revenue

Revenue for the period from Inception (August 13, 2011) through March 31, 2011 was $164,095, all of which were derived during the period from Inception (August 13, 2010) through December 31, 2010. These revenues were primarily attributable to our sales of our suite of laboratory equipment that enables the processing of adipose tissue into stromal vascular fraction containing adipose stem cells using our technology and protocols. In the future, we anticipate that revenues will primarily be derived from license fees from independent parties seeking to establish IntelliCell™ tissue processing centers (”Licensees”). We intend to license such Licensees our technology in order to enable them to establish tissue processing centers in major metropolitan markets, as well as establishing centers we will operate. In certain centers we will maintain ownership of the laboratory equipment and in other cases the laboratory equipment will be sold to an independent party. License fees will be payable upon signing of a license agreement and will be recognized as revenue ratably over the appropriate period of time to which the revenue item relates.

Cost of goods sold and Gross Margin

Cost of goods sold for the period from Inception (August 13, 2011) through March 31, 2011 was $86,109, which was primarily attributable to the cost of the laboratory equipment sold during the period from Inception (August 13, 2010) through December 31, 2010. There were no sales or cost of sales for the three months ended March 31, 2011 as we focused our efforts on developing our licensed model and establishing a network of sales representative organizations.

Gross margin for the period from Inception (August 13, 2011) through March 31, 2011was $77,986. In the future, in addition to the cost of equipment sold directly to Licensees, cost of goods sold effecting gross margins will include costs for the supplies sold to Licensees for the processing of each tissue processing case, depreciation costs associated with the licensed laboratory equipment and the direct sales costs associated with license fees received.

Operating expenses

Research and development expenses for the period from Inception (August 13, 2011) through March 31, 2011was $322,641 consisting of $229,753 in research and development costs for the period from Inception (August 13, 2010) through December 31, 2010 and $92,288 in research and development costs for the three months ended March 31, 2011. The principal component of research development costs consist of fees accrued to Dr. Steven Victor, the principal shareholder of the Company, for medical fees accrued and payable for services as the attending physician in patient cases included as part of the Company’s ongoing research of its technologies and processes. For the period from Inception (August 13, 2010) through December 31, 2010, these fees totaled $215,000 and $76,000 for the three month period ended March 31, 2011, Payment of these fees will be contingent upon the Company either generating $2.0 million in revenues or completing an equity offering of the Company’s common stock or other securities equal to or greater than $5.0 million, whichever occurs first. The fees payable to Dr. Victor for these cases range from $5,000 to $10,000 per case.

Sales and marketing expenses for the period from Inception (August 13, 2011) through March 31, 2011was $68,790, consisting of $36,482 for the period from Inception (August 13, 2010) through December 31, 2010 and $32,308 for the three months ended March 31, 2011. Sales and marketing expenses consist of costs associated with the development of the Company’s brocure and informational materials, its website and travel expenses to attend professional meetings.

General and administrative expenses for the period from Inception (August 13, 2011) through March 31, 2011was $1,314,462, consisting of $1,043,549 for the period from Inception (August 13, 2010) through December 31, 2010 and $270,913 for the three months ended March 31, 2011. Included in general and administrative expenses are the costs for our office facilities and related services provided by a company owned by our majority shareholder of $50,000 for the period from Inception (August 13, 2010) through December 31, 2010 and $30,000 for the three month period ended March 31, 2011. In addition, for the period from Inception (August 13, 2010) through December 31, 2010 we incurred salary expense of $114,583 related to this same shareholder as a result of this individual serving in the capacity of our Chief Executive Officer and salary expenses totaling $72,917 accrued and payable to our Executive Vice President who is also a shareholder and the spouse of this majority shareholder. For the three month period ended March 31, 2011, salary expenses to this our Chief Executive Officer and Executive Vice President were $68,750 and $43,750 respectively. Also included in our general and administrative expenses for the three months ended March 31, 2011 was $887,125 in non cash stock compensation as a result of our issuing 1,656,250 shares of our common stock to unrelated third parties for services.

Loss before income tax and Net Loss

Loss before income tax for the period from Inception (August 13, 2011) through March 31, 2011 was $1,637,197, which consists of a net loss for the period from Inception (August 13, 2010) through December 31, 2010 of $454,988 and a net loss for the three months ended March 31, 2011 of $1,182,209. As we are just are just beginning to implement our business strategy we anticipate we will continue to have operating losses for the next several calendar quarters until such time as we have been able to establish a sufficient number of Licensees each generating a sufficient level of tissue processing cases that would generate sufficient revenues to cover our operating costs.

Liquidity and Capital Resources

We had a working capital deficit of $658,199 for the period from Inception (August 13, 2011) through March 31, 2011.
Our cash and cash equivalents as at the end of the period from Inception (August 13, 2011) through March 31, 2011was $194,227. As of December 31, 2010, our working capital deficit had been $437,323 with cash balances at December 31, 2010 of $3,179. We are in the early stages of the implementation of our business strategy and anticipate we will require additional cash to fund our operations for the next twelve months inclusive of costs associated with attracting, training and acquiring laboratory equipment for Licensees’, costs associated with the conducting of clinical research needed to establish and protect the therapeutic benefits of our technologies, costs associated with the development and marketing and promotional and educational materials relative to our services and costs associated with building out the infrastructure necessary to manage and control our business.

Net cash used in operating activities

Net cash used in operating activities was $187,289 for the period from Inception (August 13, 2011) through March 31, 2011, consisting of $41,485 of cash used for the period from Inception through December 31, 2010 and $145,803 in cash used in operating activities for the three months ended March 31, 2011. Cash was used primarily to fund our operating losses net of non cash expenditures such as stock compensation for services.

Net cash used in investing activities

Net cash used in investing activities was $44,405 for the period from Inception (August 13, 2011) through March 31, 2011, consisting of $0 of cash used for the period from Inception through December 31, 2010 and $44,505 in cash used in investing activities for the three months ended March 31, 2011. Our investing activities consisted of the purchase of laboratory equipment for use in our own facility as well as equipment in transit to a Licensee for which revenue has not yet been recognized.

Net cash provided by financing activities

Net cash provided by financing activities was $420,665 for the period from Inception (August 13, 2011) through March 31, 2011, consisting of $44,565 of proceeds received for the period from Inception through December 31, 2010 from the sale of our common stock at prices ranging from par to $0.50 per share and $376,000 in cash provided by financing activities for the three months ended March 31, 2011 consisting of $176,000 of proceeds received from the sale of our common stock and $200,000 of proceeds from the issuance of our convertible debenture offering. Trends

We are not aware of any trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity.

Inflation

We believe that inflation has not had a material or significant impact on our revenue or our results of operations.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We do not have certain fixed contractual obligations and commitments that include future estimated payments.

Off-balance Sheet Arrangements

We are not party to any off-balance sheet arrangement.

Critical Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of IntelliCell and those of Tech Stem, its wholly owned subsidiary (collectively the “Company”).  All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.  Management’s estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the periods they are determined to be necessary.

Revenue Recognition

The Company intends to license independent third parties the Company’s technology in order to enable them to establish tissue processing centers in major metropolitan markets, as well as establishing centers it will operate.  Each center will utilize the Company’s proprietary technology in conjunction with a suite of laboratory equipment selected by the Company that will enable the lab to process adipose tissue into stromal vascular fraction containing adipose stem cells using the Company’s technology and protocols.  In certain centers the Company will maintain ownership of the laboratory equipment and in other cases the laboratory equipment will be sold to an independent party.  The Company intends to earn revenues in the form of license fees from such independent parties seeking to establish IntelliCell™ tissue processing centers.  These license fees will be payable upon signing of a license agreement and will be recognized as revenue ratably over the appropriate period of time to which the revenue item relates.  The Company has also entered into agreements with independent sales representative organizations that will market the centers services to physicians in the geographic area.  Fees for tissue processing cases from such physicians will be collected by the Company and recognized upon performance of the laboratory analysis.  Sales of equipment by Tech Stem are recognized when the following fundamental criteria are met:  (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price to the customer is fixed or determinable, and (iv)collection of the resulting accounts receivable is reasonably assured.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest.  The Company maintains an allowance for doubtful accounts for estimated losses.  In establishing the required allowance, management considers possible losses adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, if any, and the current receivables aging and current payment patterns.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Research and Development Costs

Research and development (“R&D”) expenses include supplies,  salaries, benefits, and other headcount related costs, clinical trial and related clinical manufacturing costs, contract and other outside service and facilities and overhead costs.  The Company expenses the costs associated with research and development activities when incurred.

Directors and Executive Officers, Promoters and Control Persons

The names, ages and positions of our directors and executive officers following the Merger, are as follows:

Name	Age	Title
Dr. Steven Victor	59	Chairman of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer
Leonard Mazur	66	Director
Stuart Goldfarb	56	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

DR. STEVEN VICTOR , 59 , was appointed as our chief executive officer, president, secretary, treasurer and director on June 3, 2011 .  Dr. Victor is a practicing celebrity dermatologist with over 20 years experience Author of the book “Ageless Beauty – A Dermatologist’s Guide to Looking Younger Without Plastic Surgery”, Guest Appearances on 20/20, Good Morning America, The Today Show, etc., along with features in nationally published fashion/style magazines. Dr. Victor is renowned in the field of Dermatology, pioneering some of the most effective and interesting treatments in skin rejuvenation today. He has lectured around the world, consulted for numerous cosmetic companies, featured in numerous magazines and featured in various Television and News segments. Dr. Victor has developed numerous successful consumer products for distribution through the Cosmeceuticals and Prescription skin care channels. Medicis (MRX/NYSE), a specialty pharmaceutical company that develops and markets products for the treatment of dermatological, aesthetic, and podiatric conditions, was initially launched successfully with 6 Rx products of Dr. Victor’s including Benzashave, a patented product. Dr Victor launched the one of the first acne infomercials in 1992 and developed the products for the Cher Skin Care infomercial. Dr. Victor has held numerous teaching appointments and holds a Bachelor of Arts degree from New York University and a received his M.D. degree from New York College.

LEONARD L. MAZUR , 66, was appointed to our Board of Directors on June 3, 2011. Mr. Mazur is also a director of PhotoMedex, Inc., a Global Skin Health Solutions™ company that provides disease management and aesthetic solutions through innovative laser systems, light-based devices and science-based skincare products. In addition, Mr. Mazur is the co-founder of Triax Pharmaceuticals, LLC, or Triax, where he has served as Chief Operating Officer since January 2005. Prior to joining Triax, he was the founder and, from 1995 to 2005, Chief Executive Officer of Genesis Pharmaceutical, Inc., a skincare company that dispenses products through dermatologists’ offices. In addition, Mr. Mazur has extensive sales, marketing and business development experience from his tenures at Medicis Pharmaceutical Corporation, ICN Pharmaceuticals, Inc., Knoll Pharma (a division of BASF), and Cooper Laboratories, Inc. Mr. Mazur is a member of the Board of Trustees of Manor College in Jenkintown, PA. Mr. Mazur has entrepreneurial experience in the healthcare industry, and his experiences in marketing and with dermatological products make him a valuable member of our Board of Directors.

STUART GOLDFARB, 56, was appointed to our Board of Directors on June 3, 2011.  Mr. Goldfarb is also a director of Atrinsic, Inc., a marketer of direct-to-consumer subscription products and an Internet search-marketing agency. Mr. Goldfarb is the former CEO & President Direct Brands, and the former President and Chief Executive Officer, Bertelsmann Direct N.A., the world’s largest direct marketer of music, DVDs and books including Columbia House, Book-of-the-Month Club, Doubleday Book Club, BMG Music Service, and others comprising 14 million members, revenues of over $1.2 billion, and 2,300 employees. Mr. Goldfarb has also served on the boards of Ralph Lauren Media LLC, petopia.com, vitacost.com (NASDAQ: VITC) and bigstar.com. He received a law degree from Hofstra University and a Bachelor of Arts degree from Adelphi University

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. We anticipate that the board of directors will authorize the creation of such committees, in compliance with established corporate governance requirements.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. Directors did not receive any compensation during the year ended December 31, 2010.  Each non-executive director received 25,000 shares of Intellicell during the three months ended March 31, 2011.

Family Relationships

None.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Legal Proceedings

As of the date of this report, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last fiscal year, the compensation earned by (i) each individual who served as our principal executive officer or principal financial officer during the last fiscal year and (ii) our most highly compensated executive officer, other than those listed in clause (i) above, who were serving as executive officers at the end of the last fiscal year (together, the “Named Executive Officers”). No other executive officer had annual compensation in excess of $100,000 during the last fiscal year.

					Option	All Other
		Salary		Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)		($)	($)	($)	($)

Steven Victor, MD,	2010	$114,583	(1)	--	--	--	114,583	(1)
Chairman of the Board of Directors of the Company, Chief Executive Officer and President

(1)	Represents accrued but unpaid salary to Mr. Victor for the period of Inception (August 12, 2010) through December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2010.

Employment Agreements

 None.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 13, 2011, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over their shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Dr. Steven Victor(3)	22,266,371	58.5%
Leonard Mazur	408,564	2.3%
Stuart Goldfarb	48,513	*

All Executive Officers and Directors as a group (3 people)	22,723,448	55.1%

5% Shareholders

Anna Rhodes (4)	3,109,096	17.7%
VPI LaserLipo, Inc. (5)	1,745,371	9.9%
Scott Cook	1,212,813	6.9%
Phil Frey (6)	1,746,460	9.9%
Rick Berdon	1,000,000	5.7%

 (*) - Less than 1%.

(1)	Except as otherwise below, the address of each beneficial owner is c/o IntelliCell Biosciences, Inc, 30 East 76 th Street, 6 th Floor, New York, New York 10021.
(2)
Applicable percentage ownership is based on 17,539,326 shares of common stock outstanding as of June 13, 2011, together with securities exercisable or convertible into shares of common stock within 60 days of June 13, 2011, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of June 13, 2011, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Does not include (i) 12,123,000 shares of common stock underlying the series C preferred stock, (ii) 187,500 shares of common stock underlying $375,000 of convertible notes (based upon a conversion price of $2.00 per share), (iii) 1,573,864 shares of common stock underlying $1,385,000 of convertible notes (which are convertible at price of $0.88), and (iv) 3,076,189 shares of common stock underlying warrants (which are exercisable at a price of $0.88).

(3)
Includes 20,521,000 shares of common stock underlying series B preferred stock issued to Dr. Victor in connection with the Merger. Each share of series B preferred stock shall be convertible into 1,000 shares of the Company’s common stock. In addition, the holders of the series B preferred stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series B preferred stock is convertible into on the record date of such vote multiplied by (b) ten (10). Also includes 1,745,371 shares of common stock owned by VPI LaserLipo, Inc., a company in which Dr. Victor is an officer and director (and in which he owns less than 1% of the shares). Does not include (i) 3,109,096 shares of common stock owned by Anna Rhodes, Dr. Victor’s wife, or (ii) 281,373 shares of common stock owned by Amy Rhodes, Dr. Victor’s sister-in-law, as to which he disclaims beneficial ownership.

(4)
Anna Rhodes is the wife of Steven Victor, MD, the Company’s chief executive officer. As indicated above, Dr. Victor disclaims beneficial ownership over the shares of the Company’s common stock held by Anna Rhodes.

(5)
As indicated above, VPI LaserLipo, Inc. is a company in which Dr. Victor is an officer and director (and in which he owns less than 1% of the shares). By virtue of his role as an officer and director, Dr Victor may be deemed the control person on VPI LaserLipo, Inc.

(6)
Includes (i) 169,794 shares of common stock held by the Frey Living Trust of 3/20/1996 and (ii) 1,552,400 shares of common stock held by Mr. Frey.  Mr. Frey has sole voting and dispositive power over the shares held by the Frey Living Trust).  Does not include 194,050 shares of common stock held by Dorthy Frey, Mr. Frey’s wife, as to which he disclaims beneficial ownership.

Certain Relationships and Related Transactions

Since the beginning of our fiscal year 2010, there has not been, and there is not currently proposed any transaction or series of similar transactions in which the amount involved exceeded or will exceed the lesser of $120,000 and in which any related person, including any director, executive officer, holder of more than 5% of our capital stock during such period, or entities affiliated with them, had or will have a direct or indirect a material interest and is outside of the scope of our operations.

Prior to the consummation of the Merger, the Company entered into agreements with Joseph R. Cellura, the Company’s former chief executive officer and Rachel Baer, the Company’s former general counsel, treasurer and secretary, pursuant to which such persons agreed to settle and compromise their outstanding indebtedness in the Company in exchange for the issuance of an aggregate of 3,044 and 12.5 shares of series C preferred stock, respectively.  Each share of series C preferred stock shall be convertible into 1,000 shares of the Company’s common stock.

On June 3, 2011, Joseph R. Cellura, the Company’s former chief executive officer and Rachel Baer, the Company’s former general counsel, treasurer and secretary, each entered into a settlement agreement and release with the Company pursuant to which in connection with the resignation of their respective employment with the Company, Mr. Cellura and Ms. Baer have each agreed to (i) not to sue the Company in connection with any amounts owed to either of them under their respective employment agreements and (ii) provide the Company with a general release for any action prior to the date of the agreement.

On June 3, 2011, the Company and Joseph R. Cellura, the Company’s former chief executive officer, entered into an indemnification agreement (“Indemnification Agreement”) pursuant to which Mr. Cellura agreed to indemnify the Company for, among other things, (i) any cause of action or any misrepresentation or breach of any representation made by the Company or Merger Sub related to the Merger Agreement and (ii) any cause of action brought by an government agency or entity arising out of or resulting from any failure by the Company to  (x)  timely pay any taxes that were due and payable (y) timely file any tax return that was due and (z) comply with any applicable law related to any taxes that are due and payable.  Notwithstanding the foregoing, in no event shall the liability of Mr. Cellura be greater in amount than the fair market value of the two thousand nine hundred and fifty (2,950) shares of series C preferred stock, par value $0.01 per share of Company held by Mr. Cellura (the “Escrowed Securities”).  The Escrowed Securities shall be held in escrow for a period of one (1) year after the date of this Agreement pursuant to the terms of an escrow agreement (the “Escrow Agreement” ). The Company shall have the right to set-off against the Escrowed Securities held in escrow such amounts incurred by the Company, including, but not limited to, legal fees and any other costs to satisfy and/or defend any and all claims that may arise hereunder or otherwise in connection with the Indemnification Agreement.

Inellicell is provided office facilities and related services by a company owned by Intellicell’s majority shareholder. Intellicell has recorded rent and utilities expenses of $30,000 representing the Company’s portion of use for such for the three months ended March 31, 2011. In addition, Intellicell has recorded salary expense of $68,750 related to this same shareholder as a result of this individual serving in the capacity of the Intellicell’s Chief Executive Officer since for the three months ended March 31, 2011 and salary expenses totaling $43,750 accrued and payable to the Company’s Executive Vice President who is a related party, a shareholder and the spouse of the majority shareholder. Included in R&D costs for the period ended December 31, 2010 is $76,000 in fees accrues and payable to Dr. Steven Victor, a related party as the company’s majority stockholder and Chairman of the Board for services as the attending physician in seven patient cases included as part of Intellicell’s ongoing research of its technologies and processes. Payment of these fees will be contingent upon Intellicell either generating $2.0 million in revenues or completing an equity offering of Intellicell’s common stock or other securities equal to or greater than $5.0 million, whichever occurs first.

Intellicell is provided office facilities and related services by a company owned by Steven Victor, the Company’s chief executive officer, for which Intellicell pays $10,000 per month. Intellicell has accrued such rent expense since inception. On June 1, 2011, a company owned by Steven Victor, the Company’s chief executive officer, entered into a 13 year lease for new office space, for which Intellicell unconditionally guaranteed any and all obligations owed under the lease to the landlord. In connection with the execution of the lease, Intellicell established a restricted cash account in the amount of approximately $650,000 to secure a line of credit to be used as a security deposit under the lease. Once the build out of the office space is complete, Intellicell will pay $25,000 per month to sublease office space from the company owned by Dr. Victor.

Market Price and Dividends on our Common Equity and Related Stockholder Matters

Market Information

Our common stock is quoted on the Pink Sheets trades under the symbol “CWLC.” The following table sets forth, for the periods indicated, the high and low bid prices of our common stock.  These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Bid Prices(1)
	High	Low
Year Ended December 31, 2011
First Quarter	$10.50	$5.50

Second Quarter (through June 3, 2011)	$8.75	$1.50

Year Ended December 31, 2010
First Quarter	$13.00	$6.25
Second Quarter	$19.00	$6.50
Third Quarter	$12.00	$0.90
Fourth Quarter	$4.00	$0.45

Year Ended December 31, 2009
First Quarter	$1.20	$0.40
Second Quarter	$0.95	$0.40
Third Quarter	$0.85	$0.10
Fourth Quarter	$0.50	$0.10
__________________
(1) The above tables set forth the range of high and low closing bid prices per share of our common stock as reported by www.Nasdaq.com for the periods indicated.

Holders of our Common Stock

As of June 3, 2011, there were approximately 275 stockholders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend.  Any future decisions regarding dividends will be made by our board of directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders.  Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Recent Sale of Unregistered Securities

During the period from Inception (August 13, 2010) through December 31, 2010 the company sold 80,000 shares of its common stock at prices ranging from $0.25 to $0.50 per share receiving proceeds of $27,500

During the period from January 1, 2011 through May 23, 2011, Intellicell sold 350,000 shares of its common stock to accredited investors at a price of $0.50 per share receiving proceeds of $175,000.

On March 24, 2011, Intellicell issued 1,656,250 shares of its common stock for services rendered.

In June 2011, Intellicell sold units of its equity and debt securities for aggregate gross proceeds of $1,385,000. Each unit consisted of a $50,000 subordinated convertible debenture payable one year from the date of issuance and a warrant to purchase 57,143 shares of common stock.  The debentures bear interest at 6% per annum and mature twelve months from the date of issuance. The debentures are convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $1.72.  The warrants are exercisable for a period of five years from the date of issuance at an initial exercise price of $1.72.      The conversion price of the debentures and the exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by Intellicell, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The conversion price of the notes, the exercise price of the warrants and the number of warrant shares all were adjusted in accordance with the terms of the merger with the Company.  See “Item 1.01- Merger Agreement” for a more detailed description.

Description of Securities

Common Stock

The Company is authorized to issue up to 250,000,000 shares of common stock, par value $0.001 per share.  As of the date hereof, there are 17,410,830 shares of common stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, Exchange or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Company’s common stock.

 Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $.01 per share, Prior to the Merger, there were 150,000 shares of Series A preferred stock outstanding issued and outstanding, all of which was held by Joseph R. Cellura. As a condition to the closing of the Merger, Mr. Cellura agreed to return all of such shares of series A preferred stock to the Company for cancellation. Accordingly, there are no longer any shares of series A preferred stock issued or outstanding.

In connection with the Merger, the Company issued 20,521 shares of series B preferred stock in exchange for the issued and outstanding shares of common stock of IntelliCell held by Dr. Steven Victor, the principal shareholder of IntelliCell.  Each share of series B preferred stock shall be convertible into 1,000 shares of the Company’s common stock. In addition, the holders of the series B preferred stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series B preferred stock is convertible into on the record date of such vote multiplied by (b) ten (10).

Prior to the consummation of the Merger, the Company entered into agreements with the holders of an aggregate of $646,995 of notes, which included $307,144 of notes held by affiliates of the Company, pursuant to which such persons agreed to settle and compromise such debt in exchange for the issuance of an aggregate of 12,123 shares of series C preferred stock and/or advances.  Each share of series C preferred stock shall be convertible into 1,000 shares of the Company’s common stock or advance. Holders of series C preferred stock do not have any voting rights. Certain holders of the Company’s series C preferred stock have contractually agreed to restrict their ability to convert the series C preferred stock such that the number of shares of the Company common stock held by each of holder and its affiliates after such conversion shall not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Securities of Intellicell

In accordance with the Merger Agreement, all outstanding IntelliCell Notes and IntelliCell Warrants shall entitle the holder to convert or exercise, as the case may be, into and receive the same number of shares of Company’s common stock as the holder of such Intellicell Notes and Intellicell Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Intellicell Notes and Intellicell Warrants in full immediately prior to the closing of the Merger. Thus, there are an aggregate of $1,385,000 of Intellicell Notes outstanding which are convertible into an aggregate of 1,573,864 shares of common stock of the Company (at a conversion price of $0.88) and warrants to purchase an aggregate of 3,076,189 shares of common stock of the Company (at an exercise price of $0.88).

Assuming that the transactions contemplated by the Consorteum Purchase Agreement and the Amendment Agreement and consummated, the Company’s only remaining outstanding notes (other than as described above) consist of an aggregate of $750,000 of notes of the Company, $375,000 of which has been amended and is convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share) and the remaining $375,000 is not convertible

Trading Information

Our common stock trades in the over-the-counter market and is quoted on the Pink Sheets under the trading symbol SVFC.PK.

Our series B preferred stock and series C preferred stock are not, and will not be, registered or listed for trading.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Transfer Agent

The transfer agent for the Company’s common stock is Continental Stock Transfer & Trust Company and its telephone number is 212-509-4000.

Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes, as amended (“NRS”) provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation implement the indemnification provisions permitted by Chapter 78 of the NRS by providing for the indemnification of our directors to the fullest extent permitted by the Nevada Revised Statutes and provide that we may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 3.02	Unregistered Sales of Equity Securities.

Please see Item 1.01 (Entry into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Please see Item 1.01 (Entry into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Please see Item 1.01 (Entry into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired

The audited financial statements of Intellicell Biosciences, Inc, for the fiscal years ended December 31, 2010 and December 31, 2009 are incorporated herein by reference to Exhibits 99.2 to this report.  The unaudited financial statements of Intellicell Biosciences, Inc, for the three months ended March 31, 2011 and March 31, 2010 are incorporated herein by reference to Exhibits 99.3 to this report.

(b)            Pro Forma Financial Information

Our unaudited pro forma condensed combined financial statements as of December 31, 2010is incorporated herein by reference to Exhibit 99.4 to this report, and are based on the historical financial statements of the Company and Intellicell after giving effect to the Merger.

Our unaudited pro forma condensed combined financial statements as of March 31, 2011 is incorporated herein by reference to Exhibit 99.5 to this report, and are based on the historical financial statements of the Company and Intellicell after giving effect to the Merger.

(d)            Exhibits

 The exhibits listed in the following Exhibit Index are filed as part of this report.

2.1
Merger Agreement, dated as of April 26, 2011, between Media Exchange Group, Inc., Intellicell Acquisition Corp. and Intellicell Biosciences, Inc.  (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

2.2
Amended and Restated Merger Agreement, dated as of June 3, 2011, between Media Exchange Group, Inc., Intellicell Acquisition Corp. and Intellicell Biosciences, Inc. (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

3.1
Certificate of Designation for the Company’s Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2011 and incorporated herein by reference).

3.2
Certificate of Designation for the Company’s Series C Convertible Preferred Stock (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2011 and incorporated herein by reference).

3.3
Certificate of Correction to the Certificate of Designation for the Company’s Series C Convertible Preferred Stock (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2011 and incorporated herein by reference).

3.4
Certificate of Merger, dated June 3, 2011, of Intellicell Acqusitiion Corp. with and into Intellicell Biosciences, Inc. (filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2011 and incorporated herein by reference).

3.5
Certificate of Correction to the Certificate of Designation for the Company's Series B Convertible Preferred Stock. (filed as Exhibit 3.5 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2011 and incorporated herein by reference).

3.6
Amendment to the Certificate of Designation for the Company's Series C Convertible Preferred Stock. (filed as Exhibit 3.6 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2011 and incorporated herein by reference).

10.1
Asset Purchase Agreement, dated June 6, 2011, by and between Media Exchange Group, Inc. and Consorteum Holdings, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

10.2
Assignment and Assumption Agreement, dated June 6, 2011, by and between Media Exchange Group, Inc. and Consorteum Holdings, Inc. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

10.3
Amendment Agreement, dated June 6, 2011, by and between Consorteum Holdings, Inc. and Media Exchange Group, Inc. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

10.4	Form of Guaranty for lease dated June 2011 (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2011 and incorporated herein by reference).

99.1	Press Release, dated June 7, 2011 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

99.2	Audited Financial Statements of Intellicell Biosciences, Inc. for the fiscal years ended December 31, 2010 and 2009

99.3	Unaudited Financial Statements of Intellicell Biosciences, Inc. for the three months ended March 31, 2011 and 2010

99.4
Unaudited pro forma condensed combined financial statements of Intellicell Biosciences, Inc., and subsidiary as of December 31, 2010 and unaudited pro forma condensed combined Statements of Loss as of December 31, 2010.

99.5
Unaudited pro forma condensed combined financial statements of Intellicell Biosciences, Inc., and subsidiary as of March 31, 2011 and unaudited pro forma condensed combined Statements of Loss as of March 31, 2011.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: July 25, 2011	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer